Duke REALTY

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS

2015 Core FFO per Share of $1.17 and AFFO per Share of $1.01

Record Occupancy Level

2016 Guidance Issued

(INDIANAPOLIS, January 27, 2016) – Duke Realty Corporation (NYSE: DRE), a leading industrial and medical office property REIT, today reported results for the fourth quarter and full year 2015.

Jim Connor, President and Chief Executive Officer, said, "We finished 2015 with a very strong fourth quarter from an operational perspective with in-service portfolio occupancy at an all time record high of 96.1 percent, which is especially impressive considering that we placed in service 23 development projects, totaling 6.2 million square feet, during the year. We also renewed 9.2 million square feet of leases during 2015, averaging annual net effective rent growth across all product types of 11.9 percent for the year and 13.8 percent for the fourth quarter.

We also continued to dispose of non-strategic land and buildings totaling $146 million during the quarter, bringing the full year combined building and land dispositions to just under $2 billion. We recycled these proceeds into over $680 million of high quality bulk distribution and medical office developments, as well as paying off over $1.0 billion of debt to significantly bolster the balance sheet, while at the same time growing AFFO per share over the prior year.

Lastly, I am very excited to assume the role as our company's Chief Executive Officer and continue to execute our strategy and drive strong risk-adjusted returns for our shareholders."

<u>Quarterly and Full Year Highlights</u>

- Core Funds from Operations ("Core FFO") per diluted share of $0.29 for the quarter and $1.17 for the year. Funds from Operations ("FFO") per diluted share, as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), of $0.21 for the quarter and $0.86 for the year.
- Adjusted Funds from Operations ("AFFO") of $0.24 per diluted share for the quarter and $1.01 per diluted share for the year.
- Strong operating momentum:
  - Total portfolio occupancy of 94.0 percent and in-service portfolio occupancy of 96.1 percent;
  - Total leasing activity of 6.7 million square feet for the quarter and 21.7 million square feet for the year;
  - Same-property net operating income growth of 3.1 percent as compared to the quarter ended December 31, 2014 and 4.7 percent as compared to the year ended December 31, 2014.
- Successful execution of capital transactions:
  - Began $238 million of new developments during the quarter and $684 million during the year. Development starts for the year were comprised of $528 million of industrial projects and $156 million of medical office projects;
  - Completed $108 million of building dispositions during the quarter and $1.8 billion for the full year;
  - Sold $38 million of undeveloped land during the quarter and $132 million during the full year;
  - Repaid $150 million of 5.5 percent unsecured notes, that had an original maturity date of March 2016, during the quarter. Repaid $831 million of unsecured notes and $231 million of secured debt during the year.

Mark Denien, Chief Financial Officer, commented, "We significantly improved our balance sheet in 2015 and we expect it to further improve throughout 2016, putting the company in a very strong position to be opportunistic in our investment opportunities on a self-funding basis. Our recent deleveraging efforts and commitment to further improvements resulted in an increase in our credit outlook from stable to positive by both Moody's Investors Service and Standard & Poor's Rating Services last week. We are now rated Baa2 (positive) by Moody's and BBB (positive) by Standard & Poor's."

Financial Performance

The following table reconciles FFO per share, as defined by NAREIT, to Core FFO per share as measured by the company, for both the three and twelve months ended December 31, 2015 and 2014:

	Three Months Ended December 31		Twelve Months Ended December 31	
	2015	2014	**2015**	2014
FFO per share - diluted, as defined by NAREIT	**$ 0.21**	$ 0.20	**$ 0.86**	$ 1.07
Adjustments:				
Gain on land sales	**(0.03)**	(0.01)	**(0.10)**	(0.03)
Charges for pre-payment of debt	**0.01**	0.00	**0.24**	0.00
Adjustments for redemption of preferred shares	**0.00**	0.03	**0.00**	0.04
Impairment charges - non-depreciable properties	**0.10**	0.07	**0.12**	0.10
Overhead restructuring charges	**0.00**	0.00	**0.02**	0.00
Acquisition-related activity	**0.00**	0.00	**0.02**	0.00
Core FFO per share – diluted	**$ 0.29**	$ 0.30	**$ 1.17**	$ 1.18

- Core FFO was $103 million, or $0.29 per diluted share, for the fourth quarter of 2015, a decrease from $105 million, or $0.30 per diluted share, in the fourth quarter of 2014. Core FFO was $412 million, or $1.17 per diluted share, for the full year 2015, compared to $406 million, or $1.18 per diluted share, in 2014. Core FFO on an absolute and per share basis was impacted in 2015 by the significant property dispositions that were executed throughout 2014 and 2015. The dilution from these dispositions was mostly offset by improved operational performance.

- FFO, as defined by NAREIT, was $0.21 per diluted share for the fourth quarter of 2015, an increase from $0.20 per share in the fourth quarter of 2014. FFO, as defined by NAREIT, was $0.86 per diluted share for the full year 2015 compared to $1.07 per diluted share for the full year 2014. The decrease to FFO as defined by NAREIT, for the full year 2015, was largely the result of the losses on extinguishment of debt recognized in 2015.

- Net income was $0.07 per diluted share for the fourth quarter of 2015, compared to a net loss of $0.01 per diluted share for the fourth quarter of 2014. In addition to the items that impact both net income (loss) and FFO such as impairments of non-depreciable properties, the fourth quarter of 2014 net loss included $14 million of non-cash impairment charges on depreciable properties, which do not impact FFO as defined by NAREIT. Net income was $1.77 per diluted share for the full year 2015 compared to $0.60 per diluted share for 2014. The increase to net income per share was due to significantly higher gains on depreciable property sales during the full year 2015, when compared to the full year 2014.

Portfolio Operating Performance

Strong overall operating performance across all product types:

- In-service occupancy in the bulk distribution portfolio of 96.5 percent on December 31, 2015 compared to 96.2 percent on September 30, 2015 and 96.4 percent on December 31, 2014.
- In-service occupancy in the medical office portfolio of 95.5 percent on December 31, 2015 compared to 95.0 percent on September 30, 2015 and 94.3 percent on December 31, 2014.
- In-service occupancy in the suburban office portfolio of 85.9 percent on December 31, 2015 compared to 89.0 percent on September 30, 2015 and 87.9 percent on December 31, 2014.
- Same-property net operating income growth of 3.1 percent and 4.7 percent for the three and twelve-month periods ended December 31, 2015 compared to the comparable periods in 2014. The growth in same-property net operating income was due to increased occupancy and rental rate growth.
- Tenant retention of 80 percent for the quarter and 76 percent for the year, with overall average annual net effective rental rate growth on renewals of 13.8 percent for the quarter and 11.9 percent for the year.

Real Estate Investment Activity

Development

Jim Connor, President and Chief Executive Officer, stated, "We began development of seven projects totaling 2.4 million square feet with total anticipated costs of $238 million

during the fourth quarter. These projects were 61 percent pre-leased in the aggregate. In total, we have $665 million of projects currently under construction that are 58 percent pre-leased in the aggregate. We have a healthy pipeline of industrial and medical office prospects heading into 2016."

The fourth quarter included the following development activity:

Wholly-Owned Properties

- The company started four new industrial developments during the quarter, totaling 1.2 million square feet. Two of these projects were 100 percent leased build-to-suit projects and two were speculative projects.
- The company started two new medical office developments during the quarter, which were 75 percent leased in aggregate, totaling 158,000 square feet.
- Wholly-owned development projects under construction at December 31, 2015 consisted of 15 industrial projects totaling 5.3 million square feet and 10 medical office projects totaling 636,000 square feet.
- Five industrial projects and three industrial expansions totaling 1.6 million square feet, which were 66 percent pre-leased in the aggregate, were placed in service during the quarter. Additionally, one 144,000 square foot suburban office property, which was 13 percent leased, and one 37,000 square foot medical office development, which was 100 percent pre-leased, were placed in service.

Joint Venture Properties

- During the quarter, a 1.0 million square foot industrial project, which was 100 percent pre-leased, was started in Columbus in a 50 percent owned unconsolidated joint venture.
- Joint venture development projects under construction at December 31, 2015 consisted of three industrial projects totaling 1.9 million square feet.

Building Dispositions

Dispositions for the full year 2015 totaled $1.8 billion. Fourth quarter dispositions totaled $108 million and were comprised of thirteen wholly owned suburban office properties, totaling 1.2 million square feet. The most significant of these dispositions was a five building, 728,000 square foot, suburban office portfolio in Cincinnati.

Dividends Declared

The company's board of directors declared a quarterly cash dividend of $0.18 per share, or $0.72 per share on an annualized basis, on the company's common stock. The fourth quarter dividend will be payable February 29, 2016 to shareholders of record on February 16, 2016.

2016 Earnings Guidance

Commenting on the company's 2016 outlook, Mr. Connor stated, "We are introducing 2016 guidance for Core FFO of $1.15 to $1.21 per share, and AFFO of $1.02 to $1.08 per share. This guidance factors in the disposition of substantially all of our remaining suburban office properties and a continued investment in new and largely pre-leased development projects. Due to our strategy to dispose of our remaining suburban office properties, all operational guidance and results will be provided for only our industrial and medical office portfolios on an ongoing basis."

The company's reconciliation of Core FFO to FFO as defined by NAREIT is as follows:

	Pessimistic	Optimistic
Core FFO per share – diluted	$ 1.15	$ 1.21
Adjustments:		
Net gain on land sales	0.00	0.03
Charges for pre-payment of debt	(0.02)	0.00
Acquisition-related activity	(0.01)	0.00
FFO per share - diluted, as defined by NAREIT	$ 1.12	$ 1.24

The assumptions underlying the guidance are as follows:

1. Dispositions of mainly suburban office properties in a range of $600 million to $900 million with proceeds used to fund new development opportunities and debt maturities;

2. Same property net operating income growth of 2.75 percent to 4.25 percent for our industrial and medical office portfolios on a combined basis;

3. Average in-service occupancy of 95.4 percent to 96.4 percent for our industrial and medical office portfolios on a combined basis;

4. Service operations income of $8 million to $12 million.

5. Continued improvement in key leverage metrics.

More specific assumptions and components of our 2016 guidance will be available by 6:00 p.m. Eastern Time today through the Investor Relations-Financials section of the company's website.

FFO and AFFO Reporting Definitions

FFO: FFO is computed in accordance with standards established by NAREIT. NAREIT defines FFO as net income (loss) excluding gains (losses) on sales of depreciable property, impairment charges related to depreciable real estate assets, and extraordinary items (computed in accordance with generally accepted accounting principles ("GAAP")); plus real estate related depreciation and amortization, and after similar adjustments for unconsolidated joint ventures. The company believes FFO to be most directly comparable to net income as defined by GAAP. The company believes that FFO should be examined in conjunction with net income (as defined by GAAP) as presented in the financial statements accompanying this release. FFO does not represent a measure of liquidity, nor is it indicative of funds available for the company's cash needs, including the company's ability to make cash distributions to shareholders.

Core FFO: Core FFO is computed as FFO adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time. The adjustments include gains on sale of undeveloped land, impairment charges not related to depreciable real estate assets, tax expenses or benefit related to (i) changes in deferred tax asset valuation allowances, (ii) changes in tax exposure accruals that were established as the result of the adoption of new accounting principles, or (iii) taxable income (loss) related to other items excluded from FFO or Core FFO (collectively referred to as "other income tax items"), gains (losses) on debt transactions, adjustments on the repurchase or redemption of preferred stock, gains (losses) on and related costs of acquisitions, and severance charges related to major overhead restructuring activities. Although the company's calculation of Core FFO differs from NAREIT's definition of FFO and may not be comparable to that of other REITs and real estate companies, the company believes it provides a meaningful supplemental measure of its operating performance.

AFFO: AFFO is defined by the company as Core FFO (as defined above), less recurring building improvements and total second generation capital expenditures (the leasing of vacant space that had previously been under lease by the company is referred to as second generation lease activity) related to leases commencing during the reporting period and adjusted for certain non-cash items including straight line rental

income, non-cash components of interest expense and stock compensation expense, and after similar adjustments for unconsolidated partnerships and joint ventures.

Same Property Performance

The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company does not believe same-property net operating income growth to be a primary measure of overall company operating performance. The company utilizes same-property net income growth as a supplemental measure to evaluate property-level performance, without differentiating or making adjustment as to whether a property is consolidated or jointly controlled.

A description of the properties that are excluded from the company's same-property measure is included on page 20 of our December 31, 2015 supplemental information.

About Duke Realty Corporation

Duke Realty Corporation owns, maintains an interest in or has under development approximately 141.8 million rentable square feet of industrial and medical office assets, in 22 major U.S. metropolitan areas. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke Realty Corporation is available at www.dukerealty.com.

Fourth Quarter and Full Year Earnings Call and Supplemental Information

Duke Realty Corporation is hosting a conference call tomorrow, January 28, 2016, at 3:00 p.m. Eastern Time to discuss its fourth quarter and full year operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company's website. A copy of the company's supplemental information will be available by 6:00 p.m. ET today through the Investor Relations section of the company's website.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company's future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should," or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking

statements. Many of these factors are beyond the company's abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company's ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company's common stock; (xii) the reduction in the company's income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks; (xv) the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (ix). Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company's filings with the Securities and Exchange Commission. The company refers you to the section entitled "Risk Factors" contained in the company's Annual Report on Form 10-K for the year ended December 31, 2014. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Investors:
Ron Hubbard
317.808.6060

Media:
Helen McCarthy
317.708.8010

Duke Realty Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited and in thousands)

	December 31, 2015	December 31, 2014
Assets		
Real estate investments:		
Land and improvements	$1,391,763	$1,412,867
Buildings and tenant improvements	4,740,837	4,986,390
Construction in progress	321,062	246,062
Investments in and advances to unconsolidated companies	268,390	293,650
Undeveloped Land	383,045	499,960
	7,105,097	7,438,929
Accumulated depreciation	(1,192,425)	(1,235,337)
Net real estate investments	5,912,672	6,203,592
Real estate investments and other assets held-for-sale	45,801	725,051
Cash and cash equivalents	22,533	17,922
Accounts receivable, net	18,846	26,168
Straight-line rents receivable, net	116,781	109,657
Receivables on construction contracts, including retentions	16,459	36,224
Deferred financing costs, net	28,363	38,734
Deferred leasing and other costs, net	346,374	387,635
Escrow deposits and other assets	409,284	209,856
	$6,917,113	$7,754,839
Liabilities and Equity		
Indebtedness:		
Secured debt	$739,996	$942,478
Unsecured debt	2,530,743	3,364,161
Unsecured line of credit	71,000	106,000
	3,341,739	4,412,639
Liabilities related to real estate investments held-for-sale	972	59,092
Construction payables and amounts due subcontractors, including retentions	54,921	69,470
Accrued real estate taxes	71,617	76,308
Accrued interest	34,447	55,110
Other accrued expenses	61,827	62,632
Other liabilities	106,283	95,566
Tenant security deposits and prepaid rents	40,506	44,142
Total liabilities	3,712,312	4,874,959
Shareholders' equity:		
Common stock	3,453	3,441
Additional paid-in-capital	4,961,923	4,944,800
Accumulated other comprehensive income	1,806	3,026
Distributions in excess of net income	(1,785,250)	(2,090,942)
Total shareholders' equity	3,181,932	2,860,325
Noncontrolling interest	22,869	19,555
Total equity	3,204,801	2,879,880
	$6,917,113	$7,754,839

Duke Realty Corporation and Subsidiaries
Consolidated Statement of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2015	2014	2015	2014
Revenues:				
Rental and related revenue	$198,516	$206,859	$816,065	$822,351
General contractor and service fee revenue	23,047	39,429	133,367	224,500
	221,563	246,288	949,432	1,046,851
Expenses:				
Rental expenses	29,311	32,187	125,666	136,278
Real estate taxes	26,650	27,658	112,879	115,013
General contractor and other services expenses	20,715	36,375	119,170	200,031
Depreciation and amortization	77,194	83,705	317,329	346,275
	153,870	179,925	675,044	797,597
Other operating activities:				
Equity in earnings (loss) of unconsolidated companies	(19,585)	11,992	(3,304)	94,317
Gain on sale of properties	27,549	29,098	229,702	162,715
Gain on land sales	10,958	3,233	35,054	10,441
Other operating expenses	(1,368)	(1,159)	(5,947)	(7,191)
Impairment charges	(15,036)	(40,215)	(22,932)	(49,106)
General and administrative expenses	(10,983)	(13,730)	(58,565)	(49,362)
	(8,465)	(10,781)	174,008	161,814
Operating income	59,228	55,582	448,396	411,068
Other income (expenses):				
Interest and other income, net	1,611	310	4,667	1,246
Interest expense	(38,934)	(50,210)	(173,574)	(196,186)
Loss on debt extinguishment	(3,124)	(144)	(85,713)	(283)
Acquisition-related activity	(1,506)	(228)	(8,499)	(1,099)
Income from continuing operations, before income taxes	17,275	5,310	185,277	214,746
Income tax benefit (expense)	(181)	3,439	3,928	844
Income from continuing operations	17,094	8,749	189,205	215,590
Discontinued operations:				
Income before gain on sales	328	4,152	10,939	11,071
Gain (loss) on sale of depreciable properties, net of tax	7,097	(101)	421,717	19,794
Income from discontinued operations	7,425	4,051	432,656	30,865
Net income	24,519	12,800	621,861	246,455
Dividends on preferred shares	-	(4,788)	-	(24,943)
Adjustments for redemption/repurchase of preferred shares	-	(11,039)	-	(13,752)
Net income attributable to noncontrolling interests	(267)	16	(6,551)	(2,867)
Net income (loss) attributable to common shareholders	$24,252	($3,011)	$615,310	$204,893
Basic net income (loss) per common share:				
Continuing operations attributable to common shareholders	$0.05	($0.02)	$0.53	$0.51
Discontinued operations attributable to common shareholders	0.02	0.01	1.24	0.09
Total	$0.07	($0.01)	$1.77	$0.60
Diluted net income (loss) per common share:				
Continuing operations attributable to common shareholders	$0.05	($0.02)	$0.53	$0.51
Discontinued operations attributable to common shareholders	0.02	0.01	1.24	0.09
Total	$0.07	($0.01)	$1.77	$0.60

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Three Months Ended December 31
(Unaudited and in thousands, except per share amounts)

	2015			2014		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income (loss) attributable to common shareholders	**$24,252**			**($3,011)**		
Less: dividends on participating securities	(1,312)			(647)		
Net income per common share- basic	**22,940**	**345,267**	**$0.07**	**(3,658)**	**342,853**	**($0.01)**
Add back:						
Noncontrolling interest in earnings of unitholders	192	3,502		-	-	
Other potentially dilutive securities	-	763		-	-	
Net income (loss) attributable to common shareholders- diluted	**$23,132**	**349,532**	**$0.07**	**($3,658)**	**342,853**	**($0.01)**
Reconciliation to funds from operations ("FFO")						
Net income (loss) attributable to common shareholders	**$24,252**	**345,267**		**($3,011)**	**342,853**	
Adjustments:						
Depreciation and amortization	77,194			93,712		
Company share of joint venture depreciation, amortization and other	5,001			7,223		
Impairment charges - depreciable property	2,542			14,953		
Gains on depreciable property sales - wholly owned, discontinued operations	(7,097)			101		
Gains on depreciable property sales - wholly owned, continuing operations	(27,549)			(29,098)		
Income tax (benefit) expense triggered by depreciable property sales	181			(3,439)		
Gains on depreciable property sales - JV	(189)			(8,997)		
Noncontrolling interest share of adjustments	(503)			(876)		
NAREIT FFO attributable to common shareholders - basic	**73,832**	**345,267**	**$0.21**	**70,568**	**342,853**	**$0.21**
Noncontrolling interest in income (loss) of unitholders	192	3,502		(111)	4,081	
Noncontrolling interest share of adjustments	503			876		
Other potentially dilutive securities		3,816			3,768	
NAREIT FFO attributable to common shareholders - diluted	**$74,527**	**352,585**	**$0.21**	**$71,333**	**350,702**	**$0.20**
Gain on land sales	(10,958)			(3,233)		
Adjustments for redemption of preferred shares	-			11,039		
Loss on debt extinguishment	3,124			144		
Land impairment charges, including joint ventures	34,605			25,262		
Overhead restructuring charges	-			-		
Acquisition-related activity	1,506			228		
Core FFO attributable to common shareholders - diluted	**$102,804**	**352,585**	**$0.29**	**$104,773**	**350,702**	**$0.30**
Adjusted FFO						
Core FFO - diluted	$102,804	352,585	$0.29	$104,773	350,702	$0.30
Adjustments:						
Straight-line rental income and expense	(4,147)			(4,249)		
Amortization of above/below market rents and concessions	698			(31)		
Stock based compensation expense	1,503			1,591		
Noncash interest expense	1,614			1,881		
Second generation concessions	(17)			(837)		
Second generation tenant improvements	(7,062)			(15,213)		
Second generation leasing commissions	(6,117)			(10,106)		
Building improvements	(5,232)			(4,688)		
Adjusted FFO - diluted	**$84,044**	**352,585**	**$0.24**	**$73,121**	**350,702**	**$0.21**

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Twelve Months Ended December 31

(Unaudited and in thousands, except per share amounts)

	2015			2014		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	**$615,310**			**$204,893**		
Less: dividends on participating securities	(3,081)			(2,588)		
Net income per common share- basic	**612,229**	**345,057**	**$1.77**	**202,305**	**335,777**	**$0.60**
Add back:						
Noncontrolling interest in earnings of unitholders	6,404	3,582		2,627	4,308	
Other potentially dilutive securities	3,081	3,558		-	361	
Net income attributable to common shareholders- diluted	**$621,714**	**352,197**	**$1.77**	**$204,932**	**340,446**	**$0.60**
Reconciliation to funds from operations ("FFO")						
Net income attributable to common shareholders	**$615,310**	**345,057**		**$204,893**	**335,777**	
Adjustments:						
Depreciation and amortization	320,846			384,617		
Company share of joint venture depreciation, amortization and other	27,247			28,227		
Impairment charges - depreciable property	3,406			15,406		
Gains on depreciable property sales - wholly owned, discontinued operations	(424,892)			(22,763)		
Gains on depreciable property sales - wholly owned, continuing operations	(229,702)			(162,715)		
Income tax (benefit) expense triggered by depreciable property sales	(753)			2,125		
Gains on depreciable property sales-JV	(13,911)			(84,649)		
Noncontrolling interest share of adjustments	3,265			(2,030)		
NAREIT FFO attributable to common shareholders - basic	**300,816**	**345,057**	**$0.87**	**363,111**	**335,777**	**$1.08**
Noncontrolling interest in income of unitholders	6,404	3,582		2,627	4,308	
Noncontrolling interest share of adjustments	(3,265)			2,030		
Other potentially dilutive securities		3,558			3,443	
NAREIT FFO attributable to common shareholders - diluted	**$303,955**	**352,197**	**$0.86**	**$367,768**	**343,528**	**$1.07**
Gain on land sales	(35,054)			(10,441)		
Loss on debt extinguishment	85,713			283		
Adjustments for redemption/repurchase of preferred shares	-			13,752		
Land impairment charges, including joint ventures	41,637			33,700		
Overhead restructuring Charges	7,422			-		
Acquisition-related activity	8,499			1,099		
Core FFO attributable to common shareholders - diluted	**$412,172**	**352,197**	**$1.17**	**$406,161**	**343,528**	**$1.18**
Adjusted FFO						
Core FFO - diluted	$412,172	352,197	$1.17	$406,161	343,528	$1.18
Adjustments:						
Straight-line rental income and expense	(23,232)			(22,170)		
Amortization of above/below market rents and concessions	3,659			5,348		
Stock based compensation expense	16,837			15,197		
Noncash interest expense	6,967			6,930		
Second generation concessions	(73)			(923)		
Second generation tenant improvements	(28,744)			(39,016)		
Second generation leasing commissions	(23,105)			(32,080)		
Building improvements	(9,771)			(9,428)		
Adjusted FFO - diluted	**$354,710**	**352,197**	**$1.01**	**$330,019**	**343,528**	**$0.96**